Exhibit 99.1

                        LAKELAND FINANCIAL CORPORATION

FOR IMMEDIATE RELEASE                    Contact:  David M. Findlay
                                                   Executive Vice President
                                                   and Chief Financial Officer
                                                   (574) 267-9197


                   LAKELAND FINANCIAL REPORTS THIRD QUARTER
                         PERFORMANCE AND CASH DIVIDEND


     Warsaw, Indiana (October 15, 2003) - Lakeland Financial Corporation (Nasdaq/LKFN), parent company of Lake City Bank, today reported quarterly net income of $3.6 million for the third quarter of 2003, an increase of 18.9% versus $3.0 million for the comparable period in 2002. Diluted net income per common share for the quarter was $0.60 versus $0.50 for the comparable period in 2002, an increase of 20.0%. Net income for the nine months ended September 30, 2003 was a record $10.9 million versus $9.0 million for the comparable period in 2002, an increase of 20.2%. Diluted net income per share for the nine months ended September 30, 2003 was $1.81 per share versus $1.52 per share in 2002, an increase of 19.1%.

     The Company also announced that the Board of Directors approved a cash dividend for the third quarter of $0.19 per share, payable on October 24, 2003 to shareholders of record on October 10, 2003. The quarterly dividend represents a 12% increase over the quarterly dividend of $0.17 paid in 2002.

     Michael L. Kubacki, Chairman, President and Chief Executive Officer, commented on the performance, "We continue to be pleased about our 2003 performance, with net income for the nine months ended September 30th up over 20%. The third quarter represented a challenging operating environment as we continued to experience a decline in the net interest margin, which decreased from 3.89% in the second quarter of 2003 to 3.72% in the third quarter, thus putting pressure on net interest income. Negative earnings impact was created by the significant decline in mortgage sales gains, which were $383,000 versus $1.2 million in the second quarter of 2003. While these events have certainly impacted on our linked quarter performance, which saw a slight decline in net income from $3.7 million to $3.6 million, our overall results for the year are outstanding."

     Kubacki continued, "Noninterest income for the first nine months increased to $13.8 million versus $10.5 million in the comparable period in 2002, driven by mortgage sales gains of $2.7 million, an increase of $1.5 million versus the comparable period in 2002. Also adding to the strong increase in noninterest income was a $1.7 million increase in other income, which grew from $2.5 million for the first nine months of 2002 to $4.2 million for the comparable period in 2003 as a result of the implementation of an insurance investment program, income due to a reduction in the valuation allowance related to accounting for mortgage servicing rights and increased service fees.

     "Our income performance is notable given that net interest income after the provision for loan losses increased by only 2.5% from $29.2 million in the first nine months of 2002 to $30.0 million for the comparable period in 2003. Net interest income continued to be negatively impacted by a decline in the net interest margin from 4.10% in the first nine months of 2002 to 3.84% in the comparable period of 2003. As we conclude 2003, we anticipate that the net interest margin will remain one of our primary challenges, barring any upward movement in rates. As a result of the overall low interest rate environment throughout 2003, our margin has declined in each successive quarter of 2003," added Kubacki.

     Average loans for the nine months ended September 30, 2003 were $843.3 million versus $759.4 million during the comparable period in 2002. Total loans as of September 30, 2003 were $847.7 million versus $839.4 million as of June 30, 2003. Lakeland Financial's allowance for loan losses as of September 30, 2003 was $10.1 million, or 1.19% of gross loans, compared to $9.1 million, or 1.15% of gross loans, as of September 30, 2002 and $9.8 million, or 1.17% of gross loans as of June 30, 2003. Non-performing assets totaled $6.2 million as of September 30, 2003 versus $7.7 million on September 30, 2002 and $8.2 million as of June 30, 2003. On a linked quarter basis, total nonperforming assets declined by approximately $2.0 million from the second quarter of 2003 to the third quarter. The ratio of non-performing assets to loans was 0.73% on September 30, 2003 compared to 0.98% at both September 30, 2002 and June 30, 2003.

     Kubacki commented, "During the first nine months of 2003, average loans increased by 9.4% to $843.3 million versus $770.9 million for all of 2002. Average loans during the third quarter of 2003 were $853.4 million versus $846.5 million in the second quarter of 2003, an increase of only 1%. On a net basis, loan growth was minimal as the region continues to slowly climb out of the difficult economic conditions that we believe have suppressed overall loan demand. Net charge offs totaled $102,000 in the quarter versus $843,000 in the third quarter of 2002 and $673,000 during the second quarter of 2003. Net charge offs totaled $1.2 million during both of the nine-month periods ended September 30, 2003 and 2002. For the nine months ended September 30, 2003, net charge offs were 0.20% of average loans on an annualized basis. We further believe that the decline in nonperforming assets on a linked quarter basis is reflective of the overall quality of our portfolio in a difficult commercial lending environment."

     For the nine months ended September 30, 2003, Lakeland Financial's average equity to average assets ratio was 7.05% versus 6.91% for the comparable period in 2002 and 7.07% for the second quarter of 2003. Average stockholders' equity for the first nine months of 2003 was $86.7 million versus $77.9 million for the comparable period in 2002. Average total deposits for the nine months ended September 30, 2003 were $961.8 million versus $846.0 million for the comparable period in 2002.

     In addition, the Company announced that D. Jean Northenor had retired from the Board of Directors. Kubacki concluded, "For nearly 20 years, Jean has helped define the organization and contributed to our many successes."

     Lakeland Financial Corporation is a $1.2 billion bank holding company headquartered in Warsaw, Indiana. Lake City Bank serves Northern Indiana with 42 branches located in the following Indiana counties: Kosciusko, Elkhart, Allen, St. Joseph, DeKalb, Fulton, Huntington, LaGrange, Marshall, Noble, Pulaski and Whitley.

     Lakeland Financial Corporation may be accessed on its home page at www.lakecitybank.com. The Company's common stock is traded on the Nasdaq Stock Market under "LKFN". Marketmakers in Lakeland Financial Corporation common shares include Stifel Nicolaus & Company, Howe Barnes Investments, Inc., Raymond James & Associates, Inc., McDonald Investments, Inc., First Tennessee Capital Markets and Trident Securities.

     This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company's management and on information currently available to management, are generally identifiable by the use of words such as "believe," "expect," "anticipate," "plan," "intend," "estimate," "may," "will," "would," "could," "should" or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

     A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist attacks, acts of war or threats thereof and the response of the United States to any such attacks and threats; (iii) changes in state and federal laws, regulations and governmental policies concerning the Company's general business; (iv) changes in interest rates and prepayment rates of the Company's assets; (v) increased competition in the financial services sector and the inability to attract new customers;
(vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees;
(viii) changes in consumer spending;  (ix) unexpected results of acquisitions;
(x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company's financial results, is included in the Company's filings with the Securities and Exchange Commission.



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


                                                    LAKELAND FINANCIAL CORPORATION
                                               THIRD QUARTER 2003 FINANCIAL HIGHLIGHTS
                                  (Unaudited - Dollars in thousands except Share and Per Share Data)

                                                                      3 Months Ended                      9 Months Ended
                                                                       September 30                        September 30
                                                                   2003             2002              2003              2002
                                                                -----------      ------------     -------------     -------------
END OF PERIOD BALANCES
  Assets                                                     $   1,248,162    $    1,172,049   $     1,248,162  $      1,172,049
  Deposits                                                       1,002,037           877,814         1,002,037           877,814
  Loans                                                            847,714           792,552           847,714           792,552
  Allowance for Loan Losses                                         10,064             9,082            10,064             9,082
  Common Stockholders' Equity                                       88,799            82,293            88,799            82,293

AVERAGE BALANCES
Assets
  Total Assets                                               $   1,244,032    $    1,145,577   $     1,230,511  $      1,129,696
  Earning Assets                                                 1,141,973         1,063,798         1,130,915         1,046,792
  Investments                                                      267,756           274,626           270,941           274,116
  Loans                                                            853,425           771,516           843,271           759,380
Liabilities and Stockholders' Equity
  Total Deposits                                                   982,617           868,450           961,770           846,010
  Interest Bearing Deposits                                        804,096           716,002           792,761           699,770
  Interest Bearing Liabilities                                     969,747           898,002           964,110           892,928
  Common Stockholders' Equity                                       87,260            80,722            86,749            77,885

INCOME STATEMENT DATA
  Net Interest Income                                        $      10,412    $       10,625   $        31,721  $         31,511
  Net Interest Income-Fully Tax Equivalent                          10,718            10,840            32,535            32,148
  Provision for Loan Loss                                              380             1,041             1,764             2,290
  Noninterest Income                                                 4,467             3,635            13,764            10,540
  Noninterest Expense                                                9,089             8,593            27,314            25,961
  Net Income                                                         3,591             3,021            10,855             9,034

PER SHARE DATA
  Basic Net Income Per Common Share                          $        0.62    $         0.52   $          1.87  $           1.55
  Diluted Net Income Per Common Share                                 0.60              0.50              1.81              1.52
  Cash Dividends Per Common Share                                     0.19              0.17              0.57              0.51
  Book Value Per Common Share (equity per share issued)              15.25             14.15             15.25             14.15
  Market Value - High                                                34.40             29.76             34.40             29.76
  Market Value - Low                                                 29.51             23.57             23.00             17.26
  Basic Weighted Average Common Shares Outstanding               5,819,671         5,813,984         5,816,830         5,813,984
  Diluted Weighted Average Common Shares Outstanding             6,017,241         5,992,824         5,982,283         5,957,792

KEY RATIOS
  Return on Average Assets                                            1.15%             1.05%             1.18%             1.07%
  Return on Average Common Stockholders' Equity                      16.33             14.83             16.73             15.48
  Efficiency  (Noninterest Expense / Gross Interest Income
      plus Noninterest Income)                                       61.08             60.26             60.05             61.74
  Average Equity to Average Assets                                    7.01              7.05              7.05              6.91
  Net Interest Margin                                                 3.72              4.04              3.84              4.10
  Net Charge Offs to Average Loans                                    0.05              0.43              0.20              0.20
  Loan Loss Reserve to Loans                                          1.19              1.15              1.19              1.15
  Nonperforming Assets to Loans                                       0.73              0.98              0.73              0.98
  Tier 1 Leverage                                                     8.31              8.07              8.31              8.07
  Tier 1 Risk-Based Capital                                          10.81             10.49             10.81             10.49
  Total Capital                                                      11.86             11.53             11.86             11.53

ASSET QUALITY
  Loans Past Due 90 Days or More                             $       3,226    $        3,627   $         3,226  $          3,627
  Non-accrual Loans                                                  1,291             3,973             1,291             3,973
  Net Charge Offs                                                      102               843             1,232             1,154
  Other Real Estate Owned                                            1,530                38             1,530                38
  Other Nonperforming Assets                                           120               104               120               104
  Total Nonperforming Assets                                         6,167             7,742             6,167             7,742

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

                                          LAKELAND FINANCIAL CORPORATION
                                            CONSOLIDATED BALANCE SHEETS
                                  As of September 30, 2003 and December 31, 2002
                                                  (in thousands)

                                                                                   September 30,   December 31,
                                                                                        2003           2002
                                                                                    ------------   ------------
                                                                                     (Unaudited)
ASSETS
Cash and cash equivalents:
  Cash and due from banks                                                           $     52,373   $     74,149
  Short-term investments                                                                   7,233         13,000
                                                                                    ------------   ------------
     Total cash and cash equivalents                                                      59,606         87,149
Securities available-for-sale:
  U. S. Treasury and government agency securities                                         13,962         17,284
  Mortgage-backed securities                                                             209,683        222,036
  State and municipal securities                                                          52,520         34,785
                                                                                    ------------    -----------
       Total securities available-for-sale                                               276,165        274,105

Real estate mortgages held-for-sale                                                        9,742         10,395
Loans:
  Total loans                                                                            847,714        822,676
  Less: Allowance for loan losses                                                         10,064          9,533
                                                                                    ------------   ------------
     Net loans                                                                           837,650        813,143
Land, premises and equipment, net                                                         26,444         24,768
Accrued income receivable                                                                  4,945          4,999
Goodwill                                                                                   4,970          4,970
Other intangible assets                                                                      930          1,042
Other assets                                                                              27,710         27,215
                                                                                    ------------   ------------
     Total assets                                                                   $  1,248,162   $  1,247,786
                                                                                    ============   ============
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Deposits:
  Noninterest bearing deposits                                                      $    193,258   $    192,787
  Interest bearing deposits                                                              808,779        720,538
                                                                                    ------------   ------------
     Total deposits                                                                    1,002,037        913,325
Short-term borrowings:
  Federal funds purchased                                                                  7,000         30,000
  Securities sold under agreements
    to repurchase                                                                         78,765        124,968
  U.S. Treasury demand notes                                                               3,289          4,000
  Other borrowings                                                                        10,000         26,000
                                                                                    ------------   ------------
     Total short-term borrowings                                                          99,054        184,968
Accrued expenses payable                                                                   7,575         12,503
Other liabilities                                                                          1,285          2,417
Long-term borrowings                                                                      30,047         31,348
Guaranteed preferred beneficial interests in
  Company's subordinated debentures                                                       19,365         19,345
                                                                                    ------------   ------------
     Total liabilities                                                                 1,159,363      1,163,906
STOCKHOLDERS' EQUITY
Common stock: No par value, 90,000,000 shares authorized,
  5,822,429 shares issued and 5,776,202 outstanding as of
  September 30 2003, and 5,813,984 shares issued and 5,767,010
  outstanding at December 31, 2002                                                         1,453          1,453
Additional paid-in capital                                                                 9,924          8,537
Retained earnings                                                                         78,358         70,819
Accumulated other comprehensive income/(loss)                                                (26)         3,937
Treasury stock, at cost                                                                     (910)          (866)
                                                                                    ------------   ------------
     Total stockholders' equity                                                           88,799         83,880
                                                                                    ------------   ------------
     Total liabilities and stockholders' equity                                     $  1,248,162   $  1,247,786
                                                                                    ============   ============

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

                                          LAKELAND FINANCIAL CORPORATION
                                         CONSOLIDATED STATEMENTS OF INCOME
                      For the Three Months and Nine Months Ended September 30, 2003 and 2002
                                       (in thousands except for share data)
                                                    (Unaudited)

                                                          Three Months Ended             Nine Months Ended
                                                             September 30,                 September 30,
                                                      ---------------------------   ---------------------------
                                                          2003           2002           2003           2002
                                                      ------------   ------------   ------------   ------------
INTEREST AND DIVIDEND INCOME
----------------------------
Interest and fees on loans: Taxable                   $     11,543   $     12,309   $     35,453   $     36,960
                            Tax exempt                          74             58            203            125
                                                      ------------   ------------   ------------   ------------
   Total loan income                                        11,617         12,367         35,656         37,085
Short-term investments                                          48             73            133            165
Securities:
 U.S. Treasury and government agency securities                145            340            460          1,077
 Mortgage-backed securities                                  2,473          3,028          8,099          8,825
 State and municipal securities                                550            402          1,475          1,202
 Other debt securities                                           0              6              0            208
                                                      ------------   ------------   ------------   ------------
   Total interest and dividend income                       14,833         16,216         45,823         48,562

INTEREST EXPENSE
----------------
Interest on deposits                                         3,421          4,277         10,909         12,855
Interest on short-term borrowings                              244            536            897          2,091
Interest on long-term debt                                     756            778          2,296          2,105
                                                      ------------   ------------   ------------   ------------
   Total interest expense                                    4,421          5,591         14,102         17,051
                                                      ------------   ------------   ------------   ------------
NET INTEREST INCOME                                         10,412         10,625         31,721         31,511
-------------------
Provision for loan losses                                      380          1,041          1,764          2,290
                                                      ------------   ------------   ------------   ------------
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES                                   10,032          9,584         29,957         29,221
-------------------------                             ------------   ------------   ------------   ------------
NONINTEREST INCOME
------------------
Trust and brokerage fees                                       627            590          1,802          1,889
Service charges on deposit accounts                          1,736          1,785          5,136          4,922
Other income (net)                                           1,729            728          4,179          2,470
Net gains on the sale of real estate mortgages
  held-for-sale                                                383            493          2,655          1,204
Net securities gains/(losses)                                   (8)            39             (8)            55
                                                      ------------   ------------   ------------   ------------
   Total noninterest income                                  4,467          3,635         13,764         10,540

NONINTEREST EXPENSE
-------------------
Salaries and employee benefits                               5,076          4,803         14,789         13,937
Occupancy and equipment expense                              1,192          1,171          3,772          3,352
Other expense                                                2,821          2,619          8,753          8,672
                                                      ------------   ------------   ------------   ------------
   Total noninterest expense                                 9,089          8,593         27,314         25,961

INCOME BEFORE INCOME TAX EXPENSE                             5,410          4,626         16,407         13,800
--------------------------------
Income tax expense                                           1,819          1,605          5,552          4,766
                                                      ------------   ------------   ------------   ------------
NET INCOME                                            $      3,591   $      3,021   $     10,855   $      9,034
----------                                            ============   ============   ============   ============
BASIC WEIGHTED AVERAGE COMMON SHARES OUTSTANDING         5,819,671      5,813,984      5,816,830      5,813,984
BASIC EARNINGS PER COMMON SHARE                       $       0.62   $       0.52   $       1.87   $       1.55
-------------------------------                       ============   ============   ============   ============
DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING       6,017,241      5,992,824      5,982,283      5,957,792
DILUTED EARNINGS PER COMMON SHARE                     $       0.60   $       0.50   $       1.81   $       1.52
---------------------------------                     ============   ============   ============   ============
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